SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event report)   JULY 11, 1996


Commission File Number 0-12516


DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)


NEBRASKA                               0-12516                     47-0643468
(State or other jurisdiction     (Commission File Number)         (IRS E.I.N.)
  of  Incorporation)


101 SOUTHHALL LANE, SUITE 210      MAITLAND, FLORIDA               32751
(Address of principal executive offices)                         (ZIP Code)


(407) 875-9991
(Registrant's telephone, including area code)


NONE
(Former name of former address, if changed from last report)




This report consists of sixteen (16) pages.

                                    FORM 8-K
                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                                   MAY 1, 1995


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements are being filed pursuant to Item 7(a) and (b) of the Registrant's Form 8-K dated May 1, 1995.

   (a) Financial Statements of Business Acquired

   INDEX                                                            PAGE NUMBER
   -----                                                            -----------
   Independent Auditors' Report on the financial statements of
   Dimensional Medicine, Inc. as of March 31, 1995 and 1996,
   and for the years then ended.                                          3

   Balance Sheets of Dimensional Medicine, Inc. as of March 31,
   1995 and 1996.                                                         4

   Statements of Operations of Dimensional Medicine, Inc. for the
   years ended March 31, 1995 and 1996.                                   6

   Statements of Shareholders' Equity of Dimensional Medicine, Inc.
   for the years ended March 31, 1995 and 1996.                           7

   Statements of Cash Flows of Dimensional Medicine, Inc. for the
   years ended March 31, 1995 and 1996.                                   8

   Notes to Financial Statements.                                         9

                         REPORT OF INDEPENDENT AUDITORS



To the Stockholders of
Dimensional Medicine, Inc.

We have audited the accompanying balance sheets of Dimensional Medicine, Inc. as of March 31, 1996 and 1995, and the related statements of operations, shareholder's equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dimensional Medicine, Inc. at March 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.


Minneapolis, Minnesota
May 24, 1996

                           DIMENSIONAL MEDICINE, INC.
                                 BALANCE SHEETS


                                                            MARCH 31,
ASSETS                                               1996             1995
                                                  -----------       -----------
Current assets:

  Cash and cash equivalents                       $   153,425       $    71,215
  Accounts receivable, less allowance
   for doubtful accounts of $138,715
   and $29,181 at March 31, 1996 and
   1995, respectively                                 566,458         1,356,298
  Unbilled and other receivables                      244,057           344,296
  Tax benefit receivable                               64,627           172,044
  Short-term lease receivables                        101,677           111,960
  Inventory                                            71,028           186,720
  Other current assets                                 68,360           119,126
                                                  -----------       -----------
Total current assets                                1,269,632         2,361,659
Property                                            2,412,952         2,335,358
Accumulated depreciation                           (2,175,102)       (2,060,015)
                                                  -----------       -----------
                                                      237,850           275,343
Other Assets
Capitalized software                                  460,787           470,893
Long-term tax benefit receivable                      119,542              --
Long-term lease receivables                           182,032           284,876
                                                  -----------       -----------
Total Assets                                      $ 2,269,843       $ 3,392,771
                                                  ===========       ===========

                                                          MARCH 31,
                                                     1996            1995
                                                 ------------    ------------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
Borrowings under line of credit                  $    500,000    $    500,000
Accounts payable and other accrued expenses           504,568         543,424
Due to NCS                                            126,527          81,691
Accrued salaries and benefits                         100,879         157,169
Deferred revenue                                      111,098         164,269
Customer deposits                                     106,625          59,715
Advance billings                                      108,583          45,835
Government overpayments                               193,419         193,419
Rent abatement                                         35,561         106,683
Current portion - note payable to NCS                 541,983         200,000
Current portion capital leases                         19,104           7,032
Current portion other long-term debt                  104,466          96,173
                                                 ------------    ------------
Total current liabilities                           2,452,813       2,155,410
Long-term note payable to NCS                            --           655,000
Long-term note payable                                153,426         257,891
Income taxes payable                                     --            68,875
Rent abatement long-term                                 --            35,561
Capital leases                                         10,972           2,287
                                                 ------------    ------------
Shareholder's equity:                                 164,398       1,019,614

  Common Stock, $.15 par value authorized
   shares - 90,000,000 Issued and outstanding
   shares - 32, 533,460 - 1996 and 1995             4,880,019       4,880,019
  Additional paid-in capital                        8,633,407       8,633,407
  Deficit                                         (13,860,794)    (13,295,679)
                                                 ------------    ------------
Total shareholders' equity                           (347,368)        217,747
                                                 ------------    ------------
Total liabilities and shareholders' equity       $  2,269,843    $  3,392,771
                                                 ============    ============


SEE ACCOMPANYING NOTES.

                           DIMENSIONAL MEDICINE, INC.
                            STATEMENTS OF OPERATIONS

                                                     YEAR ENDED MARCH 31
                                                     1996             1995
                                                 ------------      ------------
Revenues:                                        $    778,186      $  1,198,860
  Hardware revenue                                    672,012           993,894
  Hardware application support revenue              1,438,753         2,012,618
  Software support application revenue              1,192,924         1,150,216
  Software support revenue                            421,600           585,996
                                                 ------------      ------------
  Other revenue                                     4,503,475         5,941,584


Cost and expenses:

  Cost of products sold                               950,680         1,190,871
  Client service expense                            1,583,591         1,879,067
  Software development                              1,128,751         1,259,858
  Sales and marketing                                 715,016           845,876
  General and administrative                          846,892           534,050
                                                 ------------      ------------
Total operating expenses                            5,224,930         5,709,722
                                                 ------------      ------------
Operating (loss) income                              (721,455)          231,862

Other income (expense):

  Interest expense                                   (116,088)         (129,649)
  Other                                                23,662            37,641
                                                 ------------      ------------
                                                      (92,426)          (92,008)
                                                 ------------      ------------
(Loss) income before income taxes                    (813,881)          139,854
Income tax benefit                                    248,766            34,610
                                                 ------------      ------------
Net (loss) income                                $   (565,115)          174,464
                                                 ============      ============

Net income (loss) per share                      $       (.02)     $        .01
                                                 ============      ============

Weighted average number of shares
  outstanding during the year                      32,553,460        32,553,460
                                                 ============      ============

SEE ACCOMPANYING NOTES.

                           DIMENSIONAL MEDICINE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                                               ADDITIONAL     RETAINED
                                    COMMON STOCK                PAID-IN        EARNINGS         ESOP
                                 SHARES        AMOUNT           CAPITAL         DEFICIT      RECEIVABLE         TOTAL
                               ----------    ------------    ------------    ------------    ----------       ---------
Balance at March 31, 1994      32,533,460    $  4,880,019    $  8,690,454    $(13,470,143)   $  (96,847)      $   3,483

ESOP allocation                                    --             (57,047)           --          96,847          39,800
Net income                          --             --                --           174,464          --           174,464
                               ----------    ------------    ------------    ------------    ----------       ---------

Balance at March 31, 1995      32,533,460       4,880,019       8,633,407     (13,295,679)         --           217,747
Net loss                            --             --                --          (565,115)         --          (565,115)
                               ----------    ------------    ------------    ------------    ----------       ---------

Balance at March 31, 1996      32,533,460    $  4,880,019    $  8,633,407    $(13,860,794)   $     --         $(347,368)
                               ==========    ============    ============    ============    ==========       =========

SEE ACCOMPANYING NOTES.

                           DIMENSIONAL MEDICINE, INC.
                             STATEMENTS OF CASH FLOW


                                                                               YEAR ENDED MARCH 31,
OPERATING ACTIVITIES                                                        1996                 1995
                                                                          ---------            ---------
Net (loss) income                                                         $(565,115)           $ 174,464
Adjustments to reconcile to net cash provided by operating activities:
     Depreciation and amortization                                          297,103              285,986
     Changes in operating assets and liabilities:
          Decrease in receivables                                           991,081              114,539
          (Increase) decrease in inventories and other current assets       166,458              (67,805)
          Increase (decrease) in accounts payable and accrued expenses     (119,185)             115,359
          Other                                                             (50,196)            (285,834)
                                                                          ---------            ---------
Net cash provided by operating activities                                   720,146              636,709


INVESTING ACTIVITIES
Purchases of property, plant and equipment                                  (44,646)            (151,957)
Capitalization of software development costs                               (171,910)            (167,927)
                                                                          ---------            ---------

Net cash used in investing activities                                      (216,556)            (319,884)

FINANCING ACTIVITIES
Principal payments on notes payable and capitalized lease obligations      (421,380)            (285,233)
                                                                          ---------            ---------

Net cash used in financing activities                                      (421,380)            (285,233)
                                                                          ---------            ---------


Increase in cash                                                             82,210               31,592
Cash at beginning of year                                                    71,215               39,623
                                                                          ---------            ---------

Cash at end of year                                                       $ 153,425            $  71,215
                                                                          =========            =========

                           DIMENSIONAL MEDICINE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996


1.    FINANCIAL CONDITION AND RELATIONSHIP WITH NATIONAL COMPUTER SYSTEMS, INC.

During recent periods, National Computer Systems, Inc. (NCS) has provided substantial financial support to the Company in the form of debt financing and extended payment terms on payables to NCS. On December 20, 1993, NCS converted $3,752,746 of notes and accounts payable into 27,533,441 common shares of the Company, increasing NCS's ownership from 3% to 85%. Certain other indebtedness to NCS was replaced by a $1,105,000 long-term note payable. The Company's bank line of credit is guaranteed by NCS.

NCS and management continue to seek a buyer for the Company. The Company remains dependent on the continuing financial support of NCS to operate as a stand-alone entity until a buyer is found.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Systems Sales: Contracts for the sale of the Company's Maxifile systems generally require modification of the systems to meet customer requirements, may take up to twelve months to complete and require periodic progress payments throughout the contract by the customer. Revenue is recognized based on completion of contract milestones measured by the delivery of contractual elements. Sales of the Company's Maxiview system are recognized upon delivery. Costs of products sold include the estimated costs of post contract support.

Service and Support: Agreements for service and support are recognized over the period in which support services are provided. The cost of providing these services are presented in the costs and expenses section of the statement of operations.

Other:  All other revenue is recognized upon the performance of services.

WARRANTIES

Software products generally carry an initial 90 day warranty. Initial hardware warranties are provided by the original manufacturer. An additional warranty is available in the form of maintenance contracts for both software and hardware. Revenue for these contracts is recognized over the contract life on a straight-line basis.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market. The inventory balances at March 31, 1996 and 1995 were comprised of raw materials and component parts.

SOFTWARE

Software costs capitalized include the cost of the Maxifile software system purchased from NCS on March 31, 1987 (original cost of $1,275,000). The Company amortizes the software costs based on the greater of the ratio of current revenues to total expected revenues or the straight-line method over the estimated economic life. Accumulated amortization was $1,280,000 and $1,204,000 at March 31, 1996 and 1995, respectively.

                           DIMENSIONAL MEDICINE, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company capitalized software production costs related to additional products of $172,000 and $168,000 in 1996 and 1995, respectively. The ongoing assessment of recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life and changes in software and hardware technology. Amortization of these costs is based on the greater of the ratio of current revenues to total estimated revenues or the straight-line method over the estimated economic life, but not to exceed five years. Accumulated amortization was $657,892 and $551,000 at March 31, 1996 and 1995, respectively.

Amortization of software charged to cost of products sold in 1996 and 1995 was $182,016 and $140,000, respectively.

LEASE RECEIVABLEs

Lease receivables represent product sold under sales-type leases with a five-year term. The lease receivables are carried at their fair market value.

In addition, the Company has sold leases without recourse to NCS and other financial institutions, subject to limited obligations by the Company. Customers are in compliance with the lease contracts at March 31, 1996. At March 31, 1996 $221,510 remains outstanding on these solld leases.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated on the basis of cost. The Company provides for amortization and depreciation at rates calculated to amortize the cost of the property over its estimated useful life using the straight-line method.

LOSS/EARNINGS PER SHARE

Loss/earnings per share is computed by dividing the net loss/income for the period by the weighted average number of common shares outstanding during the period.

RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to the 1996 presentation.

3.       TRANSACTIONS WITH NATIONAL COMPUTER SYSTEMS, INC.

In June 1992, under a Debt Restructuring Agreement ("the 1992 Agreement") with NCS, two outstanding promissory notes totaling $3,900,000 were replaced by a single Promissory Note. Interest on the new note was charged at an annual rate of 3%, such rate increasing to 8% if an event of default occurred (no interest was charged on the Promissory Notes in the year ended March 31, 1992). The Company defaulted on the principal and interest payments due April 30, 1993, making the entire amount due on demand with an 8% interest rate after that date. On December 20, 1993, the remaining balance on this note was part of a restructuring under which NCS acquired 27,533,441 shares of the Company's common stock in exchange for indebtedness totaling $3,752,746.

                           DIMENSIONAL MEDICINE, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


3.       TRANSACTIONS WITH NATIONAL COMPUTER SYSTEMS, INC. (CONTINUED)

Of the total amount remaining after the forgiveness ($1,169,627), $1,105,000 was converted to a long-term note. The note was due in quarterly installments of $50,000 plus interest at 6% beginning March 31, 1994 through September 30, 1995, with the balance due December 31, 1995. This note was replaced at March 31, 1995 with a new note in the amount of the existing principal of $855,000. The note is due in quarterly installments of $50,000 plus interest at 6% with the balance due on April 30, 1996.

In connection with the 1993 stock purchase agreement with NCS, the Company obtained concessions from third party vendors on accounts payable of approximately $342,000. Under the 1992 Agreement, NCS agreed to forgive, against accounts payable delinquent at the Agreement date ($464,000), an amount equal to 15% of the payables currently arising and due in a given month if such payables were paid on a timely basis. Approximately $342,000 of such forgiveness was included in the statement of operations as extraordinary gains in 1994.

In February 1993, NCS exercised its right under the 1992 Agreement to have all cash received in the Company's bank lockbox account transferred to a collateral account under the control of NCS. Through March 31, 1996, NCS continues to advance monies to the Company from the collateral account receipts.

NCS provides field engineering services and other services to the Company at specified fees, which are not significantly different from the fees charged to unrelated parties. Fees for field engineering services provided by NCS for maintenance of hardware for all installed systems totaled approximately $234,000 and $429,000 in 1996 and 1995, respectively.

The components of the amounts owed National Computer Systems, Inc. are as follows:

                                                          MARCH 31,
                                                 1996                    1995
                                                -------                --------
Due to National Computer Systems, Inc:

Current portion of notes payable                $541,983               $200,000
Accounts payable                                 126,527                 81,691
Net receivable for income tax benefit (Note7)   (187,169)              (103,169)
                                                $484,341               $178,522
                                                ========               ========

Long-term notes payable                         $   -                  $655,000
                                                ========               ========


The promissory note and accounts payable to NCS are secured by substantially all assets of the Company.

Total interest paid, including interest paid on capital leases, for the years ended March 31, 1996 and 1995 was approximately $116,000 and $130,000, respectively.

4.       NOTES PAYABLE

The Company has obtained a bank line of credit through June 30, 1996 with a total credit facility of $500,000. The outstanding balance at March 31, 1996 was $500,000. This line is unsecured, bears interest at the bank's base rate and is guaranteed by NCS.

The Company has a note payable to a finance company with a balance of $257,892 at March 31, 1996 (current portion of $104,466). The note has an effective interest rate of 8.3%, is payable in monthly installments of $10,163 through July 1998, is secured by the proceeds of a customer financing lease and is guaranteed by NCS.

5.       STOCK OPTIONS

Under the Company's stock option plans, options to acquire up to 1,000,000 shares of the Company's Common Stock may be granted to officers and key employees at no less than 100% of the fair market value on the grant date. Additionally, the Company has granted non-qualified stock options outside of the plans to a director and a former president. Information concerning options outstanding is as follows:

                              OPTIONS
                            OUTSTANDING            PRICE PER SHARE

Balance March 31, 1994        728,082             $.125     to     $.53125
   Options granted               -

   Options canceled          (130,833)             .125      to     .53125
                              -------

Balance March 31, 1995        597,249              .125     to      .50
   Options granted               -

   Options canceled          (360,999)             .125     to      .50
                              -------

Balance March 31, 1996        236,250             $.25      to     $.34375
                              =======

At March 31, 1996, outstanding options covering 236,250 shares were exercisable at $.25 to $.34375 per share (566,863 shares at $.125 to $.50 per share at March 31, 1995). At March 31, 1996, 600,500 shares remain available for grant.

A total of 836,750 shares were reserved for options at March 31, 1996.

6.      OPERATING LEASE

The Company leases office space and manufacturing facilities under a non-cancelable operating lease having a remaining term through July 1996. The lease provided for an abatement of base rent payments through January 1992 and an abatement of the lessee's share of real estate taxes and operating expenses through July 1991. The Company is recognizing the benefit of these abatements on a straight-line basis over the life of the lease. In addition, the Company has entered into other operating leases for office equipment.

Future minimum base rental payments under these operating leases consist of the following at March 31, 1996:

    Year ending March 31:
          1997                      $94,000
          1998                        2,000
                                    -------
                                    $96,000
                                    =======

Total rental expenses to unrelated third parties for the years ended March 31, 1996 and 1995 was approximately $272,000 and $267,000, respectively.

7.       INCOME TAXES

As a result of the issuance of stock to NCS in December 1993, the Company had a change in ownership under the net operating loss limitation rules. Net operating losses incurred through the change in ownership date are no longer available to offset future taxable income.

Subsequent to December 20, 1993, the Company is included in the consolidated income tax return of NCS. Under a tax sharing agreement between the Company and NCS, the Company will be reimbursed for its share of tax return savings resulting from the use of its operating losses. Pursuant to the agreement, NCS owes the Company $65,000 on or before October 15, 1996 and $120,000 before October 15, 1997.

Deferred income taxes are due to temporary differences between the carrying values of certain assets and liabilities for financial reporting and income tax purposes. Significant components of deferred taxes are as follows:

                                                                              MARCH 31,
DEFERRED ASSETS:                                                      1996                1995
                                                                     -------             -------
   Accrued vacation                                                  $ 31,000           $ 36,000
   Rental abatement                                                    12,000             50,000
   Allowance for doubtful accounts                                     49,000             10,000
   Inventory reserve                                                  195,000            134,000
   Other                                                                                  35,000
                                                                     --------           --------
                                                                      287,000            265,000
Deferred liabilities:

   Capitalized software                                               161,000            165,000
   Other                                                               11,000             18,000
                                                                     --------           --------
                                                                      172,000            183,000
                                                                     --------           --------
Net deferred tax assets before valuation allowance                    115,000             82,000
Valuation allowance for net deferred tax assets                      (115,000)           (82,000)
                                                                     --------           --------
Net deferred taxes                                                   $   -              $    -
                                                                     ========           ========


8.      EMPLOYEE STOCK OWNERSHIP PLAN

Effective September 28, 1990, the Dimensional Medicine, Inc. Employee Stock Ownership Plan and Trust was established. Employees who have completed six consecutive months of employment and have met other criteria are eligible to participate. Prior to March 31, 1995, officers, certain members of senior management and commission based salespersons were not eligible to participate. The Plan was amended at March 31, 1995 to allow participation by these employee groups.

Contributions to the Plan are at the discretion of the Company and may be in the form of cash or Company stock. There were 300,000 shares allocated to the Plan in prior years, with no contributions to the Plan in 1996. Shares held by the ESOP are included in the weighted average shares outstanding for purposes of computing earnings per share.

If Company securities are not readily tradable on an established market, Plan participants have the right to require the Company to repurchase shares at book value.

9. SIGNIFICANT CUSTOMERS

Revenues under contracts with U.S. Government facilities approximated 9% and 11% of total revenues in fiscal 1996 and 1995, respectively.

10.      SUBSEQUENT EVENTS

On April 29, 1996, the shareholders of the Company voted to merge with Dynamic Healthcare Technologies, Inc. The shareholders of the Company received $550,000 in exchange for all of the outstanding shares of the Company's common stock.

Effective April 29, 1996, the Employee Stock Ownership Plan and Trust (ESOP) of Dimensional Medicine, Inc. will terminate and the Plan shall distribute to each participant his or her ESOP account in a single lump sum following the effective date of the merger between DMI and Dynamic Healthcare Technologies, Inc.

(B)      PRO FORMA FINANCIAL INFORMATION

On May 1, 1996 pursuant to the terms of a Merger Agreement by and among Dimensional Medicine, Inc. (LOTC:DIMM) of Minnetonka, Minnesota ("DMI"), National Computer Systems, Inc. (the principal shareholder of DMI), DMI Acquisition Corp. (a wholly owned subsidiary of the Registrant, hereafter "Newco"), and the Registrant, DMI was merged with and into Newco. Under the terms of the Merger Agreement the Registrant paid DMI's shareholders in the aggregate $550,200, retired approximately $600,000 of DMI's senior debt and $500,000 of DMI's previously outstanding Line of Credit, and agreed to assume approximately $1,350,000 of DMI's other liabilities and costs. DMI shareholders maintain no continuing interest in the future of DMI or Newco. Funds for the transactions came from the Registrant's cash resources. Terms of the Merger Agreement were based upon arms length negotiations.

The acquisition has been accounted for as a purchase transaction for an aggregate purchase price including assumed indebtedness of $3,673,000. The historical valuation of the net assets acquired required no material adjustments other than increasing the basis in capitalized software by $1,198,749. Capitalized software is to be amortized based on the greater of the ratio of current revenues to total expected revenues or the straight-line method over the estimated economic life, not to exceed five years. Estimated additional software amortization to be recognized over the five years ending December 31, 2000 is summarized as follows:


           1996.00           $159,833
           1997.00            239,750
           1998.00            239,750
           1999.00            239,750
           2000.00            239,750



Additionally, DMI Acquisition Corp. was formed through the issuance of 100 common shares $.01 par value to DHTI for $100.

                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                                     (Registrant)



Date:  JULY 11, 1996                  \S\MITCHEL J. LASKEY
                                        -----------------
                                        Mitchel J. Laskey
                                        President, CEO



Date:  JULY 11, 1996                  \S\PAUL S. GLOVER
                                        ---------------------------
                                        Paul S. Glover
                                        Vice President Finance, CFO